                                  ASK JEEVES, INC.

                        COMMON STOCK SUBSCRIPTION AGREEMENT


     This COMMON STOCK SUBSCRIPTION AGREEMENT ("Agreement") is made as of

August 26, 1998, by and among ASK JEEVES, INC., a California corporation (the

"Company") and the investors listed on SCHEDULE I attached hereto (individually,

a "Purchaser" and collectively, "Purchasers").

1.   AUTHORIZATION AND SALE OF SHARES.

     1.1 AUTHORIZATION. The Company has authorized the issuance and sale to Purchasers of three million seven hundred ten thousand (3,710,830) shares of its Common Stock (the "Shares").

     1.2 SALE. Subject to the terms and conditions hereof, the Company hereby agrees to issue and sell to Purchasers, and Purchasers hereby agree to purchase from the Company, the Shares free and clear of all liens, encumbrances and charges whatsoever for a purchase price of Thirty Six and Third Eight Hundredths Cents ($.3638) per share that number of shares of Common Stock set forth opposite each Purchaser's name on Schedule I.

     1.3 CLOSING. The closing of the sale of purchase of the Shares under this Agreement shall be held on August 31, 1998 at the Palo Alto office of Cooley Godward LLP, or at such other time and place as the Company and Purchasers may agree.

     1.4 DELIVERY. At the closing and upon full payment of the purchase price of the Shares, the Company will deliver to each Purchaser a certificate representing the Shares, dated the date of the Closing.

2.   REPRESENTATIONS OF THE PURCHASERS.

     Each Purchaser hereby represents and warrants to the Company as follows:

          (a) Purchaser is acquiring the Shares for Purchaser's own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

          (b) Purchaser understands that (i) the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, that they must be held by Purchaser indefinitely, and that Purchaser must, therefore, bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration; (ii) each certificate representing the Shares will be endorsed with the following legend:

           "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

          "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE COMPANY AND/OR ITS ASSIGNEE(S) AS PROVIDED IN THE BYLAWS OF THE COMPANY."


and (iii) the Company will instruct any transfer agent not to register the transfer of any of the Shares unless the conditions specified in the foregoing legend are satisfied.

          (c) Purchaser has been furnished with all the information necessary to make an informed investment decision. Purchaser has been given access to such information relating to the Company as Purchaser has requested.

          (d) By reason of Purchaser's business or financial experience, Purchaser has the capacity to make the decision referred to in subsection (c) above.

          (e) Purchaser is an accredited investor within the meaning of Regulation D under the Securities Act.

          (f) Purchaser is aware that the Shares may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until Purchaser has held the Shares for the applicable holding period. Among the conditions for use of Rule 144 is the availability of specified current public information about the Company. Purchaser recognizes that the Company presently has no plans to make such information available to the public.

     Each Purchaser further agrees not to make any disposition of any of the Shares in any event unless and until:

               (i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

               (ii) (A) Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and
(B) Purchaser shall have given the Company an opinion of counsel, which opinion and counsel shall be satisfactory to the Company, to the effect that such disposition will not require registration of the Shares under the Securities Act.

3.   MISCELLANEOUS.

     3.1 GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California. Each party hereby expressly consents to the personal jurisdiction of the state and federal courts located in San Mateo and Santa Clara Counties, California for any lawsuit arising from or related to this Agreement.

     3.2 CHAPTER S ELECTION. Purchasers hereby consent and agree that the Company is currently and shall continue to be treated as an S Corporation for tax purposes and agree to execute such other documents that the Company requests in order to make such election. Nothing in this Section 3.2 shall be construed as an obligation on the part of the Company to continue to elect to be treated as an S Corporation, and it shall be in the Company's sole discretion to decide whether to continue such election.

     3.3 SURVIVAL. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by Purchasers and the closing of the transaction contemplated hereby.

     3.4 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

     3.5 ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

     3.6 ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof.

     3.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

     3.8 FURTHER ACTION. Each party shall, without further consideration, take such further action and execute and deliver such further documents as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this COMMON STOCK SUBSCRIPTION AGREEMENT as of the day and year first set forth above.

COMPANY:                                PURCHASERS:

ASK JEEVES, INC.
                                        --------------------------------------
                                        [Print Name of Purchaser]

By: /s/ Curtis Vredenburg               By: /s/ Investors Listed on Schedule I
   ---------------------------             -----------------------------------
Print Name: Curtis Vredenburg           Print Name:
           -------------------                     ---------------------------
Title: VP Finance & Operations          Title:
      ------------------------                --------------------------------

                                     SCHEDULE I

                               SCHEDULE OF INVESTORS

INVESTOR NAME                      $ AMOUNT           NUMBER OF SHARES

Conway, Ron                       $  125,000                343,595
Curry, Adam                       $   50,000                137,438
Godfrey, Peter                    $   50,000                137,438
Grener, Garrett                   $   75,000                206,157
Leavitt, Steven                   $   75,000                206,157
McClelland, Carter                $   50,000                137,438
Miller, Daniel                    $  100,000                274,876
Porat, Mark                       $   50,000                137,438
Rosen, Ben                        $  425,000              1,168,224
Sevin, LJ                         $  225,000                618,472
Strauch, Roger                    $  100,000                274,876
Total                             $1,350,000              3,710,830